UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	November 30, 2010

EMERALD DAIRY INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-52174	80-0137632
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11990 Market Street, Suite 205 Reston, Virginia 20190
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:	(703) 867-9247

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to November 30, 2009 Loan Agreement

As of November 30, 2010, Emerald Dairy, Inc. (the “Company”) and a lender (the “November 2009 Lender”), entered into an amendment (the “Amendment”) to their Loan Agreement, dated November 30, 2009, pursuant to which a promissory note in the principal amount of $1,750,000 (the “Original Note”) had been issued.  Pursuant to the Amendment, (i) the maturity date of the indebtedness represented by the Original Note was extended from November 30, 2010 to November 30, 2011, and (ii) an amended and restated promissory note (the “Amended Note”) incorporating the change set forth in (i) above was issued to the November 2009 Lender in exchange for the cancellation of the Original Note.

The interest rate on the Amended Note is ten (10%) percent per annum and is payable on maturity.  The Amended Note has a stated maturity date of November 30, 2011.  Upon the maturity of the Amended Note, by acceleration or otherwise, interest on unpaid amounts shall thereafter be payable at the rate of twelve (12%) percent per annum, until the obligation is paid in full.  Any regular interest or default interest not paid when due under the Amended Note shall be added to the principal of the Amended Note.  The Company may from time-to-time prepay any amount due under the Amended Note, in whole or in part, without penalty.

The foregoing descriptions of the Amendment and Amended Note do not purport to be complete and are qualified in their entirety by reference to the complete text of the Amendment and Amended Note, which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated herein by reference.

Entry into December 1, 2010 Loan Agreement

On December 1, 2010, the Company entered into a Loan Agreement (the “Loan Agreement”) with a lender (the “December 2010 Lender”), pursuant to which the Company borrowed $380,000 from the December 2010 Lender (the “Loan”), in consideration for which it issued a promissory note to the December 2010 Lender (the “New Note”).

The Company intends to apply substantially all of the proceeds from the Loan toward residual costs related to completion of the first production line of its new milk powder processing facility located in Hailun City, Heilongjiang Province, People’s Republic of China.

The interest rate on the New Note is ten (10%) percent per annum and is payable on maturity.  The New Note has a stated maturity date of December 1, 2011.  Upon the maturity of the New Note, by acceleration or otherwise, interest on unpaid amounts shall thereafter be payable at the rate of twelve (12%) percent per annum, until the obligation is paid in full.  Any regular interest or default interest not paid when due under the New Note shall be added to the principal of the New Note.  The Company may from time-to-time prepay any amount due under the New Note, in whole or in part, without penalty.

The foregoing descriptions of the Loan Agreement and New Note do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and New Note, which are filed as Exhibits 10.2 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure in Item 1.01 above, which disclosure is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
4.1	Amended and Restated Promissory Note, dated November 30, 2010
4.2	Promissory Note, dated December 1, 2010
10.1	Amendment to Loan Agreement, dated November 30, 2010
10.2	Loan Agreement, dated December 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD DAIRY INC.
(Registrant)

Date: December 6, 2010	By:	/s/ Yang Yong Shan
Yang Yong Shan
Chairman, Chief Executive Officer and President